Exhibit 10.16

                                                               EXECUTION VERSION

                            EQUITY PURCHASE AGREEMENT

                                     BETWEEN

                       THE PARTIES SET FORTH IN SCHEDULE A

                                       AND

                       MARITIME LOGISTICS US HOLDINGS INC.

                             Dated: October 23, 2006

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      EQUITY PURCHASE AGREEMENT (this "Equity Purchase Agreement"), dated
October 23, 2006, between Maritime Logistics US Holdings Inc., a Delaware corporation ("Purchaser"), FMI Holdco I, LLC, a Delaware limited liability company ("FMI Holdco"), and each of the Sellers set forth in SCHEDULE A (each a "Seller" and collectively the "Sellers").

                                    RECITALS

      WHEREAS, Purchaser intends to be acquired by a public company ("PubCo") pursuant to a merger (the "Merger") with a wholly-owned subsidiary of PubCo and Purchaser; and

      WHEREAS, immediately following the closing of the Merger, PubCo shall enter into (i) that certain securities purchase agreement (the "Convertible Notes Purchase Agreement") by and among PubCo and the convertible noteholders which are parties thereto (the "Convertible Noteholders"), pursuant to which PubCo shall issue senior secured convertible notes due 2011 (the "Convertible Notes") and warrants (the "Note Warrants") exercisable to purchase shares of common stock (the "Common Stock") of PubCo, the proceeds of which offering shall finance a portion of the purchase price of FMI Blocker, Inc. ("FMI Blocker") and all of the outstanding membership interests of FMI Holdco not owned by FMI Blocker (such membership interests, together with the outstanding equity securities of FMI Blocker, the "FMI Equity"); (ii) that certain registration rights agreement (the "Registration Rights Agreement") between the Convertible Noteholders and PubCo in respect of the registration of the Common Stock underlying the Convertibles Notes and the Common Stock underlying the Note Warrants; (iii) the management restricted stock agreement, by and among members of PubCo's management and PubCo (the "Restricted Stock Agreement"); (iv) that certain securities purchase agreement (the "Senior Notes Purchase Agreement") by and among PubCo and the senior noteholders which are parties thereto (the "Senior Noteholders"), pursuant to which PubCo shall issue senior secured notes due 2011 (the "Senior Notes"), the proceeds of which offering shall finance a portion of the purchase price of the FMI Equity; (v) the credit agreement (the "Credit Agreement") between PubCo and lender(s) which are parties thereto (the "Lenders"), pursuant to which the Lenders shall finance a portion of the purchase price of the FMI Equity; (vi) the securities purchase agreement (the "PIPE Purchase Agreement"), by and among PubCo and the buyers listed in SCHEDULE C attached thereto (the "PIPE Buyers") pursuant to which PubCo agrees to issue and deliver to each PIPE Buyer the Common Stock (the "PIPE Common Stock") and warrants (the "PIPE Warrants"), which will be exercisable to purchase shares of Common Stock, and proceeds from the PIPE Buyers shall be used to finance the remaining portion of the purchase price of the FMI Equity; (vii) the voting agreement (the "Voting Agreement") between PubCo and certain holders of the Common Stock (the "Stockholders"), providing for the agreement of the Stockholders to vote their respective Common Stock as provided therein; and
(viii) and other ancillary documents related to the transactions contemplated hereby (collectively, the "Transactions"); and

      WHEREAS, immediately following the Merger and simultaneously with the Transactions, Purchaser desires to acquire the FMI Equity and each of the Sellers desires, respectively, to sell to Purchaser, one hundred percent (100%) of the issued and outstanding


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shares of all the capital stock of FMI Blocker and the equity interests of FMI
Holdco I, LLC held by each of ACAS Equity Holdings Corp., FMI Inc., FMI Group, LLC, Indosuez CMII, Inc. and Indosuez Capital Partners 2003, L.L.P., respectively; and

      WHEREAS, the parties agree to ensure that all Indebtedness (as defined in Section 3.37) of FMI Holdco existing at Closing other than the capitalized leases and letters of credit set forth on SCHEDULE 3.37 (the "Indebtedness and Other Contracts") are paid at Closing.

      NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Purchaser and Sellers hereby agree as follows:

                                    ARTICLE I
                         AGREEMENT TO SELL AND PURCHASE

      On the date of the Closing (as defined below), Purchaser shall pay to the Sellers, in the aggregate, One Hundred Fourteen Million United States Dollars (US $114,000,000) (the "Cash Purchase Price") and issue the number of shares of the Common Stock that, immediately following the Reverse Stock Split (as defined below), will represent One Million Three Hundred Seventeen Thousand Five Hundred (1,317,500) shares (collectively, "Total Purchase Price") in exchange for all the issued and outstanding FMI Equity. The number of shares of Common Stock issued as a portion of the Total Purchase Price gives effect to a reverse stock split that will occur approximately one month after the Closing more completely described in that certain private placement memorandum relating to the sale of securities to the PIPE Buyers dated October 23, 2006 (the " PPM") which reverse split results in the capitalization set forth therein after giving effect to the Reorganization, the Acquisitions and the Financings (as defined therein) (the "Reverse Stock Split"). The Total Purchase Price shall be paid and issued to the Representative (as defined in Section 8.14).

      A. FMI BLOCKER, INC.

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, each of the stockholders of FMI Blocker, Inc., as listed in SCHEDULE 2.1, hereby sells one hundred percent (100%) of the issued and outstanding capital stock of FMI Blocker, Inc. (the "FMI Blocker Shares") legally and beneficially owned by each of the stockholders of FMI Blocker, Inc. as set out in SCHEDULE 2.1-2, to Purchaser, and Purchaser hereby purchases the FMI Blocker Shares from each of the stockholders of FMI Blocker, Inc., pursuant to the terms and conditions of this Equity Purchase Agreement (the "FMI Blocker Sale").

      1.2 SHARES TO BE TRANSFERRED. At the Closing, each of the stockholders of FMI Blocker, Inc. shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the FMI Blocker Shares, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR FMI BLOCKER SHARES. The aggregate consideration (hereinafter referred to as the "FMI Blocker Purchase Price") to be paid by Purchaser to the stockholders of FMI Blocker, Inc. for the FMI Blocker Shares to be transferred hereunder as of the Closing shall


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be determined in accordance with the Second Amended and Restated Operating
Agreement of FMI Holdco I, LLC (the "FMI Operating Agreement") and paid by the Representative to the stockholders of FMI Blocker promptly following the Closing.

      1.4 PAYMENT OF THE FMI BLOCKER PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf of each of the stockholders of FMI Blocker, Inc. in immediately available funds the cash component of the FMI Blocker Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the FMI Blocker Purchase Price.

      B. INDOSUEZ CMII, INC.

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, Indosuez CMII, Inc. hereby sells 101,240 Common B Units of FMI Holdco, which constitutes one hundred percent (100%) of the issued and outstanding membership interests of FMI Holdco (the "Indosuez CMII Units") legally and beneficially owned by Indosuez CMII, Inc., to Purchaser, and Purchaser hereby purchases the Indosuez CMII Units from Indosuez CMII Inc., pursuant to the terms and conditions of this Equity Purchase Agreement (the "Indosuez CMII Sale").

      1.2 UNITS TO BE TRANSFERRED. At the Closing, Indosuez CMII Inc. shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the Indosuez CMII Units, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR THE INDOSUEZ CMII UNITS. The aggregate consideration (hereinafter referred to as the "Indosuez CMII Purchase Price") to be paid by Purchaser to Indosuez CMII Inc. for the Indosuez CMII Units to be transferred hereunder as of the Closing shall be determined in accordance with the FMI Operating Agreement and paid by the Representative to Indosuez CMII Inc. promptly following the Closing.

      1.4 PAYMENT OF THE INDOSUEZ CM II PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf of Indosuez CM II in immediately available funds the cash component of the CMII Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the CMII Purchase Price.

      C. INDOSUEZ CAPITAL PARTNERS 2003, L.L.C.

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, Indosuez Capital Partners 2003, L.L.C. hereby sells 227,732 Series A-B Preferred Units, 833,000 PIK Preferred Units and 262,626 Common B Units of FMI Holdco, which constitute one hundred percent (100%) of the issued and outstanding membership units of FMI Holdco (the "Indosuez Capital Units") legally and beneficially owned by Indosuez Capital Partners 2003, L.L.C., to Purchaser, and Purchaser hereby purchases the Indosuez Capital Units from Indosuez Capital Partners 2003, L.L.C., pursuant to the terms and conditions of this Equity Purchase Agreement (the "Indosuez Capital Sale").


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      1.2 UNITS TO BE TRANSFERRED. At the Closing, Indosuez Capital Partners
2003, L.L.C. shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the Indosuez Capital Units, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR THE INDOSUEZ CAPITAL UNITS. The aggregate consideration (hereinafter referred to as the "Indosuez Capital Purchase Price") to be paid by Purchaser to Indosuez Capital Partners 2003, L.L.C. for the Indosuez Capital Units to be transferred hereunder as of the Closing shall be determined in accordance with the FMI Operating Agreement and paid by the Representative to Indosuez Capital Partners 2003, L.L.C. promptly following the Closing.

      1.4 PAYMENT OF THE INDOSUEZ CAPITAL PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf of Indosuez Capital Partners 2003, L.L.C. in immediately available funds the cash component of the Indosuez Capital Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the Indosuez Capital Purchase Price.

      D. ACAS EQUITY HOLDINGS CORP.

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, ACAS Equity Holdings Corp. hereby sells 137,554 Class A-1 Junior Preferred Units, 93,224 Series A-A Preferred Units, 180,000 Series A-B Preferred Units, 1,000,000 PIK Preferred Units and 626,085 Common A Units of FMI Holdco, which constitute one hundred percent (100%) of the issued and outstanding membership units of FMI Holdco (the "ACAS Units") legally and beneficially owned by ACAS Equity Holdings Corp., to Purchaser, and Purchaser hereby purchases the ACAS Units from ACAS Equity Holdings Corp., pursuant to the terms and conditions of this Equity Purchase Agreement (the "ACAS Sale").

      1.2 UNITS TO BE TRANSFERRED. At the Closing, ACAS Equity Holdings Corp. shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the ACAS Units, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR THE ACAS UNITS. The aggregate consideration (hereinafter referred to as the "ACAS Purchase Price") to be paid by Purchaser to ACAS Equity Holdings Corp. for the ACAS Units to be transferred hereunder as of the Closing shall be determined in accordance with the FMI Operating Agreement and paid by the Representative to ACAS Equity Holdings Corp. promptly following the Closing.

      1.4 PAYMENT OF THE ACAS PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf of ACAS Equity Holdings Corp. in immediately available funds the cash component of the ACAS Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the ACAS Purchase Price.


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      E. FMI INC.

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, FMI Inc. hereby sells 295,622 Class A-1 Junior Super Preferred Units, 1,086,152 Series A-A Preferred Units, 8,000,000 PIK Preferred Units and 1,500,161 Common A Units, which constitute one hundred percent (100%) of the issued and outstanding membership interests of FMI Holdco (the "FMI Units") legally and beneficially owned by FMI Inc., to Purchaser, and Purchaser hereby purchases the FMI Units from FMI Inc., pursuant to the terms and conditions of this Equity Purchase Agreement (the "FMI Sale").

      1.2 UNITS TO BE TRANSFERRED. At the Closing, FMI Inc. shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the FMI Units, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR FMI UNITS. The aggregate consideration (hereinafter referred to as the "FMI Purchase Price") to be paid by Purchaser to FMI Inc. for the FMI Units to be transferred hereunder as of the Closing shall be determined in accordance with the FMI Operating Agreement and paid by the Representative to FMI Inc. promptly following the Closing.

      1.4 PAYMENT OF THE FMI PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf FMI Inc. in immediately available funds the cash component of the FMI Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the FMI Purchase Price.

      F. FMI GROUP, LLC

      1.1 AGREEMENT TO SELL AND PURCHASE. Subject to the terms and conditions hereinafter set forth, FMI Group, LLC hereby sells 8,713 Class A-1 Junior Super Preferred Units, 1,000,000 PIK Preferred Units and 44,214 Class A Common Units, which represent one hundred percent (100%) of the issued and outstanding membership interests of FMI Holdco I, LLC (the "FMI Group Units") legally and beneficially owned by FMI Group, LLC to Purchaser, and Purchaser hereby purchases the FMI Group Units from FMI Group, LLC, pursuant to the terms and conditions of this Equity Purchase Agreement (the "FMI Group Sale").

      1.2 UNITS TO BE TRANSFERRED. At the Closing, FMI Group, LLC shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, for the consideration hereinafter provided, the FMI Group Units, free and clear of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

      1.3 CONSIDERATION FOR FMI GROUP UNITS. The aggregate consideration (hereinafter referred to as the "FMI Group Purchase Price") to be paid by Purchaser to FMI Group, LLC for the FMI Group Units to be transferred hereunder as of the Closing shall be determined in accordance with the FMI Operating Agreement and paid by the Representative to FMI Group, LLC promptly following the Closing.

      1.4 PAYMENT OF THE FMI GROUP PURCHASE PRICE. At the Closing, Purchaser shall pay to the Representative on behalf of FMI Group, LLC in immediately available funds the cash


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component of the FMI Group Purchase Price and cause to be transferred on the records of the transfer agent of PubCo the Common Stock component of the FMI Group Purchase Price.

      G. PAYMENT OF OTHER AMOUNTS AT OR PRIOR TO CLOSING. On or prior to the
Closing:

      1.1 EXISTING DEBT. Purchaser shall, on behalf of FMI Holdco and out of the Cash Purchase Price, pay to the holders of Existing Debt the amounts set forth in letters, in form and substance reasonably satisfactory to Purchaser, setting forth the amounts and actions required to satisfy all obligations of FMI under the outstanding debt set forth in SCHEDULE 1.1-G, and to obtain a release therefrom ("Pay-off Letters").

      1.2 BONUS PAYMENTS. Purchaser shall pay bonuses to certain FMI employees in the aggregate amount of $1,000,000 cash and the number of shares of the Common Stock that, immediately following the Reverse Stock Split, will represent One Hundred Eighty-Two Thousand Five Hundred (182,500) shares in the amounts as instructed by FMI Holdco in accordance with the instructions provided by FMI Holdco in writing at least three business days before the Closing (the "Bonus Payments"). The Purchaser assumes no obligation under any of the FMI Holdco I, LLC Special Bonus Plan, the Put Option for 375,000 Common Units of FMI Holdco to ACAS or the FMI Holdco I, LLC 2003 Unit Plan. The Purchaser assumes no obligation under any employment, commission or consulting agreement set forth in SCHEDULES 3.8, 3.11 AND 3.19 (except the Consulting Agreement of John Napp), except as provided in this Section G.1.2, and all such agreements terminate at Closing.

      1.3 CASH ON HAND. FMI shall distribute to the Representative, as defined in Section 8.14 below, all of FMI's cash on hand as of the Closing.

      1.4 TRANSACTION EXPENSES. Purchaser shall pay to such account or accounts as FMI specifies to Purchaser in writing at least three business days prior to the Closing, the aggregate amount of the expenses of FMI and the Sellers incurred in connection with preparation of audited financial statements of FMI required for PubCo's filings with the Securities and Exchange Commission (the "SEC"), including all fees and disbursements of accountants and other advisors and service providers retained by FMI or the Sellers in connection therewith.

      1.5 MANAGEMENT AGREEMENT. In connection with the termination of the Management Agreement as further described and defined in Section 6.1(a)(viii), Purchaser shall, on behalf of FMI Holdco and out of the Cash Purchase Price, pay any fees arising under the Management Agreement, including the termination fee in Section 4 of the Management Agreement as set forth on SCHEDULE 3.9.

      1.6 PAYMENT AMOUNTS. In no event shall the aggregate payments referenced in Sections A-F and Subsections 1.1 and 1.5 of this Section G exceed the Purchase Price.

      1.7 CLOSING. The closing for each of the FMI Blocker Sale, the Indosuez CMII Sale, the Indosuez Capital Sale, the ACAS Sale, the FMI Sale and the FMI Group Sale (collectively, the "Sale") shall take place at 10:00 a.m., New York City time on a date as soon as practicable following satisfaction or waiver of all the conditions set forth in Article VI (the "Closing"), at the offices of Brown Rudnick Berlack Israels LLP, 7 Times Square, New York, New York 10036, unless another date, time or place is agreed to in writing by the parties hereto.


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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      Each of the Sellers, respectively, hereby represent and warrant to Purchaser that:

      2.1 FMI BLOCKER REPRESENTATIONS. FMI Blocker, Inc. represents and warrants to Purchaser as set forth in SCHEDULE 2.1.

      2.2 INDOSUEZ CMII REPRESENTATIONS. Indosuez CMII, Inc. represents and warrants to Purchaser as set forth in SCHEDULE 2.2.

      2.3 INDOSUEZ CAPITAL PARTNERS 2003 REPRESENTATIONS. Indosuez Capital Partners 2003, L.L.C. represents and warrants to Purchaser as set forth in
SCHEDULE 2.3.

      2.4 ACAS REPRESENTATIONS. ACAS Equity Holding Corp. represents and warrants to Purchaser as set forth in SCHEDULE 2.4.

      2.5 FMI REPRESENTATIONS. FMI Inc. represents and warrants to Purchaser as set forth in SCHEDULE 2.5.

      2.6 FMI GROUP REPRESENTATIONS. FMI Group, LLC represents and warrants to Purchaser as set forth in SCHEDULE 2.6.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES RE FMI HOLDCO

      FMI Holdco represents and warrants to Purchaser that:

      3.1 LIMITED LIABILITY COMPANY ORGANIZATION AND QUALIFICATION. Holdco is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined below). FMI Holdco and its subsidiaries (each of FMI Holdco and its subsidiaries referred to herein separately or collectively as the context requires as, "FMI") have all requisite power and authority (corporate or otherwise) to own, lease and operate their properties and to carry on their business as it is now being conducted. FMI Holdco does not have any subsidiaries or any other interest, direct or indirect, through stock ownership or otherwise, in any corporations or business enterprise except as set forth in SCHEDULE 3.1. "Material Adverse Effect" means any adverse change in the properties, assets, operations, condition (financial or otherwise), business or results of operations of FMI, taken as a whole, which is material to FMI or to the transaction contemplated hereby; provided, however, that the following shall not be considered a "Material Adverse Effect": (i) changes, events, violations, inaccuracies, circumstances and effects that are caused by conditions affecting the United States economy as a whole or affecting the industry in which FMI competes as a whole, which conditions do not affect FMI in a disproportionate manner, or (ii) a change that results from the taking of any action required by this Equity Purchase Agreement or the agreements and actions contemplated herein.


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      3.2 CAPITALIZATION. The authorized membership interests of FMI Holdco are set forth in SCHEDULE 3.2 and all of the issued and outstanding membership interests, and the record holders, of FMI Holdco are set forth in SCHEDULE 3.2. All of the outstanding membership interests of FMI Holdco have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in SCHEDULE 3.2, (i) none of FMI's equity interests or capital stock, as applicable are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by FMI; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any equity interests or capital stock of FMI, or contracts, commitments, understandings or arrangements by which FMI is or may become bound to issue additional equity interests or capital stock of FMI or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any membership interests of FMI; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of FMI or by which FMI is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with FMI; (v) there are no agreements or arrangements under which FMI is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the "Securities Act") (except pursuant to the registration rights agreements contemplated hereby); (vi) there are no outstanding securities or instruments of FMI which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which FMI is or may become bound to redeem a security of FMI; (vii) there are no securities or instruments containing anti-dilution or similar provisions; (viii) FMI does not have any profits interests, stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) no securities of FMI are listed or quoted on any stock exchange or automated quotation system. All of FMI's outstanding options and warrants shall be cancelled at Closing. FMI has made available to Purchaser true, correct and complete copies of all organizational documents of FMI and the agreements set forth on SCHEDULE 3.2.

      3.3 AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. FMI Holdco has the requisite limited liability company power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Managers of FMI Holdco and no other limited liability company proceedings on the part of FMI Holdco are necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby. This Equity Purchase Agreement has been duly and validly executed and delivered by FMI Holdco and constitutes the valid and binding agreement of FMI Holdco, enforceable against FMI Holdco in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3.4 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in SCHEDULE 3.4, neither the execution and delivery of this Equity Purchase Agreement nor the consummation by FMI Holdco of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documents; (ii) require any consent, approval, authorization


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or permit of, or registration, declaration or filing with or notification to, any governmental authority, except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Holdco to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which FMI Holdco or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FMI Holdco or its assets, except for violations which could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Holdco to consummate the transactions contemplated hereby.

      3.5 LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to the knowledge of Greg DeSaye, Michael DeSaye, Neil Devine, Robert O'Neill or James Deveau, after reasonable inquiry (collectively, "FMI's Knowledge"), threatened against or affecting FMI or any of its officers or directors which could reasonably be expected to have a Material Adverse Effect other than those set forth in SCHEDULE 3.5.

      3.6 FINANCIAL STATEMENTS. SCHEDULE 3.6, sets forth for FMI Holdco the audited consolidated balance sheet at December 31, 2005 audited by BDO Seidman LLP and unaudited consolidated balance sheet at June 30, 2006 (the "Base Balance Sheet"), respectively, the related statement of operations and retained earnings, statement of stockholder's equity, statement of cash flows and statement of comprehensive income for the two years (audited by BDO Seidman LLP) and the six months (unaudited) then ended, respectively, each prepared in accordance with U.S. GAAP, together with related notes and the audit report on each of such statements for such annual periods issued by BDO Seidman LLP, FMI Holdco's certified public accountants, and the review reports for such six month periods issued by BDO Seidman LLP. The books and records of FMI Holdco have been maintained in accordance with applicable legal and accounting requirements and good business practices, reflect only valid transaction, are complete and correct in all material respects and accurately reflect, in all material respects, the basis for the financial position, results of operations and operating cash flow of FMI Holdco set forth in the financial statements. The internal accounting records maintained by FMI Holdco for determining monies owed by customers and to suppliers accurately reflect and are consistent with FMI Holdco's communications and transactions with such entities. Since December 31, 2005, there has been no change in accounting methods made by FMI Holdco.

      3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE 3.7, since December 31, 2005 the business of FMI has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations or financial condition, taken as a whole, and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a


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Material Adverse Effect. Except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice, liabilities and obligations reflected on or reserved against in the Base Balance Sheet and as otherwise disclosed in SCHEDULE 3.7, since December 31, 2005, none of FMI Holdco or the Subsidiaries has incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of FMI Holdco prepared in accordance with the principles used to prepare the audited balance sheet. Since June 30, 2006, there has been no change or development in the business, properties, operations, condition (financial or otherwise), or prospectus or results of operations of FMI that has had or could reasonably be expected to have a Material Adverse Effect. Since June 30, 2006, FMI has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business,
(iii) had capital expenditures, individually or in the aggregate, in excess of $100,000 or (iv) waived any material rights in respect of any Indebtedness or other rights in excess of $100,000 owed to it. FMI has not taken any steps to seek protection pursuant to any bankruptcy law, neither to FMI's Knowledge nor, to FMI's Knowledge does FMI have reason to believe that, its creditors intend to initiate involuntary bankruptcy proceedings, and to FMI's Knowledge there is no fact which would reasonably lead a creditor to do so.

      3.8 EMPLOYMENT AGREEMENTS. Except as set forth in SCHEDULE 3.8 hereto, FMI is not a party to any agreement, including but not limited to employment, consulting, bonus, non-competition, severance, golden parachute, indemnification agreement or any other agreement, which provides for payments or benefits or the acceleration of payments or benefits upon the consummation of the transactions contemplated hereby (including, without limitation, any contract to which FMI or any of the Sellers is a party involving employees of FMI).

      3.9 BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9, FMI has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.

      3.10 TAXES. FMI has (x) filed all returns, declarations, reports, information returns and statements of whatsoever kind ("Tax Returns") in respect of all federal, state, county, local, foreign and other Taxes (as defined below) that it is required to file, and all such Tax Returns are true, complete and accurate in all material respects and (y) paid or provided for the payment of all Taxes due with respect to such Tax Returns and all Taxes, if any, required to be paid for which no return is required. Copies of all federal income Tax Returns relating to FMI's last five taxable years have been made available to Purchaser for review. The most recent financial statements of FMI Holdco reflect an adequate reserve for all Taxes payable by FMI for all taxable periods and portions thereof through the date of such financial statements. There are no material liens for Taxes with respect to any of the assets or properties of FMI. Except as otherwise set forth in SCHEDULE 3.10, FMI has not been audited by the Internal Revenue Service or any state, local or foreign taxing jurisdiction and no agreements or consents extending the period during which any Taxes may be assessed or collected are now in force. Except as set forth in SCHEDULE 3.10, no material adjustments have been proposed by the Internal Revenue Service or by, or with, any other taxing authority with respect to any open tax years or tax returns. All material adjustments have been fully paid. FMI nor any predecessor of FMI has at any time filed a consent under Section 341 (f) (1) of the Internal Revenue Code, of 1986, as amended (the "Code") or agreed under Section 341 (f) (3) of the Code to have the provisions of Section 341 (f) (2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341 (f) (4) of the Code) owned by FMI or such predecessor. Except as set forth in SCHEDULE 3.10 hereto, FMI is not a party to or bound by any tax indemnity agreement or any agreement providing for the allocation or sharing of Taxes with any Entity. FMI
(i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FMI Holdco) or (ii) has any liability for the Taxes of any entity (other than FMI) under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. FMI will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing; or (v) prepaid amount received on or prior to the Closing. FMI has not distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. FMI is not a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law). Except as set forth in SCHEDULE 3.10, each of FMI and its subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, "has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required. For the purpose of this Equity Purchase Agreement, the term "Tax" (and, with correlative meaning, the terms "Taxes" and "Taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

      3.11 EMPLOYEE BENEFITS.

            (a) SCHEDULE 3.11 contains (x) an accurate and complete list of all Company Benefit Plans (as defined below) for current or former employees, directors and officers of FMI, (y) a complete list of all severance arrangements together with the maximum cost related thereto and (z) a complete list of all employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which FMI assumed any obligations in connection with any acquisition consummated within the period of up to five years prior to the date hereof. Except as disclosed in SCHEDULE 3.11, each Company Benefit Plan intended to qualify under Section 401 of the Code does so qualify and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code. To FMI's Knowledge, nothing has occurred with respect to the operation of such plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty, or tax under ERISA or the Code.

            (b) True, complete and correct copies of the following documents with respect to each Company Benefit Plan have been made available or delivered to Purchaser by FMI: (i) all plan documents, including any written agreements relating to Company Benefit Plans, and any amendments thereto, (ii) the three most recent Forms 5500 including all schedules and any financial statements attached thereto, (iii) the most recently issued Internal Revenue Service determination letter, (iv) all summary plan descriptions, summaries of material modifications, and summary annual reports, (v) the two most recent required actuarial reports, if any, including any such reports prepared for purposes of FASB 87, 106 and 112, (vi) written descriptions of all material, non-written agreements relating to Company Benefit Plans and (vii) copies of any insurance contracts or trust agreements through which any Company Benefit Plan is funded, any custodial or invested contract relating to assets or benefits under the Company Benefit Plans and any contracts relating to recordkeeping or administration for the Company Benefit Plans.

            (c) Company Benefit Plans have been operated and maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and other applicable law. FMI has not incurred any material liability with respect to any non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA.

            (d) There has been no "reportable event" as defined in Section 4043(c) of ERISA with respect to any Company Benefit Plan subject to Title IV of ERISA other than those events as to which the 30 day notice period is waived under PBGC Regulations Sections 4043.21 through 4043.35.

            (e) FMI does not maintain "welfare benefit plans" within the meaning of Section 3(1) of ERISA which provide for continuing benefits or coverage for any participant, retiree, former employee or their beneficiaries after such person's termination of employment where such participant was an employee of FMI, other than as required by Section 4980B of the Code and Part 6 of Title I of ERISA and at the sole expense of the participant or beneficiary.

            (f) Neither the execution and delivery of this Equity Purchase Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, bonus or other compensation severance, unemployment compensation, golden parachute or otherwise) becoming due to any employee of FMI under any Company Benefit Plan or otherwise other than as contemplated by Article I, Section G.1.2, (ii) increase any benefits otherwise payable under any Company Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

            (g) In connection with the transactions contemplated by this Equity Purchase Agreement, no payments have been or will be made to any current or former employee, officer or director of FMI which would be nondeductible under
Section 280G of the Code.

            (h) No compensation payable by FMI to any of its past or present employees or officers is subject to disallowance under Section 162(m) of the Code.

            (i) Except where failure to comply would not reasonably be expected to have a Material Adverse Effect, FMI is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting each Company Benefit Plan, including, without limitation, ERISA, the Code, and any laws respecting employee benefits, disability benefits, severance payments and COBRA.

            (j) There are no agreements or commitments of FMI or an ERISA Affiliate, whether or not legally binding, to create any Company Benefit Plan not listed on SCHEDULE 3.11.

            (k) No Company Benefit Plan is currently under audit or investigation by any governmental agency or body and there are no actions, suits or claims pending or, to FMI's Knowledge, threatened against any Company Benefit Plans.

            (l) For the purposes of this Section 3.11: (i) the term "Company Benefit Plan" shall include all employee benefit plans (as defined in Section 3(3) of ERISA), multiemployer plans within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, and all other employee benefit arrangements, policies or payroll practices, including, without limitation, compensation severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option, stock bonus, stock appreciation, stock purchase, phantom stock or restricted stock plans maintained by FMI or any ERISA Affiliate of FMI (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of FMI or any of the employees of FMI or to which or under which or pursuant to which FMI or any ERISA Affiliate of FMI has contributed or is obligated to make contributions on behalf of FMI or any present or former employees of FMI or non-employee directors of or consultants to FMI or pursuant to which FMI or any ERISA Affiliate may incur any liability; (ii) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and (iii) the term "ERISA Affiliate" shall refer to any trade or business (whether or not incorporated) under common control or treated as a single employer with FMI within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

      3.12 INTANGIBLE PROPERTY. SCHEDULE 3.12 sets forth, with respect to each material Proprietary Asset (as defined below) owned by or licensed to FMI or otherwise used by FMI and identifies the license agreement under which such Proprietary Asset is being licensed to FMI. Except for Permitted Liens (as defined in SCHEDULE 3.13) and as set forth in SCHEDULE 3.12, FMI has good, valid and marketable title to all of Proprietary Assets free and clear of all liens and other encumbrances, and has a valid right to use all Proprietary Assets. The term "Proprietary Asset" means any: trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, patents, patent rights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets, other intellectual property rights, customer list, franchise, or intangible asset, together with all goodwill related to the foregoing. Except as set forth on SCHEDULE 3.12, none of FMI's registered, or applied for, Proprietary Assets have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of the Closing. The terminations, expirations or abandonments of such registered, or applied for, Proprietary Assets would not, in the aggregate, have a Material Adverse Effect. FMI does not have any knowledge of any infringement by FMI, of Proprietary Assets of others. There is no claim, action or proceeding being made or brought, or to FMI's Knowledge, being threatened, against FMI regarding its Proprietary Assets. To FMI's Knowledge, no facts or circumstances exist which might give rise to any of the foregoing infringements or claims, actions or proceedings. FMI has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Proprietary Assets.

      3.13 PERSONAL PROPERTY. Except for Permitted Liens and as shown in
SCHEDULE 3.13, when transferred and paid for as provided herein, Purchaser will receive good and valid title, free and clear of all title defects, security interests, pledges, options, claims, encumbrances or liens (including, without limitation, leases, chattel mortgages, conditional sale contracts, collateral security arrangements and other title or interest retaining agreements) to all Personal Property listed or described in Article I hereof as owned by any of FMI, but excluding any such liens or encumbrances which will not materially affect the value of such property or interfere with the use of such property in the conduct of the FMI's business.

      3.14 INSURANCE. SCHEDULE 3.14 sets forth a complete and correct list of all bonds, workers compensation insurance (and PEO workers compensation insurance) and all contracts of insurance and indemnity of FMI with respect to its business in force at the date of this Equity Purchase Agreement (including name of insurer or indemnitor, agent, form of coverage and expiration date). All premiums and other payments due from FMI with respect to any such contracts of insurance or indemnity have been paid, or will be paid within their terms by FMI, and to FMI's Knowledge no fact, act or failure to act has caused or might cause any such contract to be cancelled or terminated prior to the Closing. All notices have been given, all known claims have been presented and all other required or appropriate action with respect to such contracts have been taken by FMI in a due and timely fashion.

      3.15 INTERESTS IN REAL PROPERTY. SCHEDULE 3.15 sets forth a correct and complete list and brief description of all real properties owned or leased by FMI. All leases in respect of such real property leased by FMI are valid and enforceable and no party to any such lease is in default thereunder, respectively, and true and complete copies of such leases have previously been delivered to Purchaser. All rent currently due and payable under the real property leases has been paid. Except as shown in SCHEDULE 3.15, to FMI's Knowledge after due inquiry, all improvements and fixtures on real properties owned or leased by FMI conform in all material respects to applicable health, fire, safety, pollution, zoning and building laws. FMI has good, indefeasible and marketable title to and beneficial ownership of its owned real property.

      3.16 INTERESTS IN EQUIPMENT LEASES. SCHEDULE 3.16 includes a correct and complete list and brief description of all personal property leased by FMI, identifying each piece of equipment with each lease. All leases are valid and enforceable and no party to any such lease is in default thereunder, respectively, and true and complete copies of such Leases have previously been delivered to Purchaser. All payments currently due and payable under the Leases have been paid.

      3.17 LOGISTICS CONTRACTS. SCHEDULE 3.17 sets forth a complete and correct list of the Company's contracts with its ten largest customers by revenue (together, the "Logistic Contracts") in effect on the date hereof and in respect of any such contract which is not written, a description of the parties and the nature of the contract. SCHEDULE 3.17 sets forth for each Logistics Contract for fiscal year 2005 and the interim period from January 1, 2006 to June 30, 2006 (i) a list of the names of the customers of FMI and (ii) the amount of gross revenue attributable to each such customer for such periods. Except as set forth in SCHEDULE 3.17, each Logistics Contract is valid, has not been subsequently amended in any material respect, is in full force and effect, FMI have not assigned any rights thereto to any third party and no person has asserted any adverse claim with respect to FMI rights under such Logistics Contract. Except as set forth in SCHEDULE 3.17, there exists no default by FMI, or to FMI's Knowledge, any other party with respect to any of the Logistics Contracts, and no event has occurred that would prevent Purchaser from obtaining the benefits under such Logistics Contracts. Except as set forth in SCHEDULE 3.17, no customer that is a party to such Logistic Contract has cancelled or, to FMI's Knowledge, made a credible threat of cancellation within the past six months of any Logistics Contract involving amounts greater than $100,000.

      3.18 SUPPLIERS; OTHER CONTRACTS. SCHEDULE 3.18 sets forth the complete and correct list of the names of any suppliers of transportation services to FMI with respect to which practical alternative sources of supply are, in the good faith opinion of FMI, not available on commercially reasonable terms and conditions, together with a description of any existing contractual arrangements for, and any pending discussions or negotiations relating to, continued supply from such suppliers. SCHEDULE 3.18 sets forth the completed list of contracts to which FMI is a party, other than those set forth on any other Schedule, which involve contractual obligations for payments in excess of $100,000.

      3.19 COMPENSATION OF EMPLOYEES. SCHEDULE 3.19 contains a complete and accurate list of all current directors, officers, employees and consultants of FMI on the date hereof, setting forth the current job title, aggregate remuneration rate for those earning $75,000 or more annually (bonus, commission and salary) and accrued but untaken vacation and sick leave for each such individual. SCHEDULE 3.19 also contains a list of all employment agreements which FMI have with any of its officers, employees and consultants, all of which agreements are listed in SCHEDULE 3.19.

      3.20 EMPLOYEE RELATIONS. As of September 19, 2006, FMI had an aggregate of 607 permanent employees. FMI is not delinquent in payments to any of its employees or consultants (including the PEO agreements) for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or for amounts required to be reimbursed to such employees. Except as set forth in SCHEDULE 3.19, upon termination of the employment of any of its employees, FMI will not by reason of anything done prior to the Closing, be liable to any of its employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with FMI normal policies). Except as set forth in SCHEDULE 3.19, FMI does not have any contracts of employment with any employees or any legal responsibility for the employees of any other entity, and all employees of FMI are terminable by FMI at will. To FMI's Knowledge, no executive officer of FMI has notified FMI that such officer intends to leave FMI or otherwise terminate such officer's employment with FMI. No executive officer of FMI is, or to FMI's Knowledge is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject FMI to any liability in respect of any of the foregoing matters. Except where failure to comply would not reasonably be expected to have a Material Adverse Effect, FMI is and has been in compliance with all applicable laws of the United States, or of any state or local government or any subdivision thereof or of any foreign government respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act, the WARN Act, any laws respecting employment discrimination, sexual harassment, disability rights, equal opportunity, plant closure issues, affirmative action, workers' compensation, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters, and is not engaged in any unfair labor practices.

      3.21 LABOR AGREEMENTS. There are no contracts with labor unions binding upon FMI, and since January 1, 2006 FMI has not been requested to recognize nor agreed to recognize any union or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any employees of FMI . To FMI's Knowledge, (i) no organization effort is currently being made or threatened by or on behalf of any labor union with respect to employees of FMI, (ii) there is no active or current union organization activity involving the employees of FMI, nor (iii) has there ever been union representation involving employees of FMI.

      3.22 CONDUCT OF BUSINESS; REGULATORY PERMITS. FMI is not in violation of any term of or in default under its respective certificate of incorporation, certificate of formation, any certificate of designations of any outstanding series of preferred stock of such company or Bylaws or their organization charter or other constituent documents or bylaws. FMI is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such entity, and FMI will not conduct its respective business in violation of any of the foregoing, except for such violations and/or possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. FMI possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and FMI has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except where such proceedings, revocation or modification would not have a Material Adverse Effect.

      3.23 BANK AND OTHER ACCOUNTS. SCHEDULE 3.23 sets forth a true and complete list of all bank, savings, brokerage and other accounts of FMI, including the name of the depositary, the account number and the persons authorized to make deposits and withdrawals or to effect transactions in such accounts.

      3.24 LETTERS OF CREDIT AND BONDS. Set forth in SCHEDULE 3.24 is a list of all letters of credit and bonds outstanding on the date hereof which are the obligations of FMI together with their face amounts and a description as to their character (e.g., standby, irrevocable, etc.).

      3.25 IMMIGRATION MATTERS. To FMI's Knowledge, FMI has complied in all material respects with all relevant provisions of Section 274a of the Immigration and Nationality Act, as amended (the "INA") and all applicable immigration laws. Without limiting the foregoing, (a) to

FMI's Knowledge, each U.S. "employee" (as that term is defined in the INA) of FMI is permitted to be so employed in the United States under the INA; (b) FMI has examined (and made copies of, if applicable) the documents presented by each such employee to establish appropriate employment eligibility under the INA; (c) FMI has completed and required each U.S. employee hired on or since November 11, 1986 to complete a Form I-9 verifying employment eligibility under the INA; (d) FMI has retained each such completed Form 1-9 for the length of time required under the INA; and (e) no monetary penalties have been assessed or threatened against FMI for violation of Section 274a of the INA.

      3.26 UNLAWFUL PAYMENTS AND CONTRIBUTIONS. To FMI's Knowledge, none of FMI, its affiliates, nor any director, officer, agent, employee or other person acting on behalf of any of them has, in the course of its actions for, or on behalf of, such entity (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      3.27 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 3.27, (i) FMI and the operations thereof are in material compliance with all Environmental Laws (as defined below) including, without limitation, all laws pertaining to Hazardous Materials (as defined below); (ii) there are no judicial or administrative actions, suits, proceedings or investigations pending or, to FMI's Knowledge, threatened against FMI or alleging the violation of or liability of FMI under any Environmental Laws, and FMI has not received notice from any Governmental Body or other Person alleging any violation of or liability under any Environmental Laws, in either case which could reasonably be expected to result in material Environmental Costs and Liabilities (as defined below); (iii) to FMI's Knowledge, there are no facts, activities, circumstances or conditions relating to, arising from, associated with, or attributable to FMI or any real property currently or previously owned, operated or leased by FMI that could reasonably be expected to result in material Environmental Costs and Liabilities; and (iv) no notices to, or authorizations from, any governmental authority pursuant to any Environmental Laws are required in order to complete the Sale or as a result of having entered this Equity Purchase Agreement. For the purpose of this Equity Purchase Agreement, the following terms have the following definitions: (X) "Environmental Costs and Liabilities" means any losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs or other expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies, remedial or removal actions and cleanup activities, operations and maintenance, or natural resource damages) arising from or under any Environmental Law; (Y) "Environmental Laws" means any applicable federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, permit, or other requirement relating to the environment, natural resources, or public or employee health and safety; and (Z) "Hazardous Materials" means any substance, material or waste regulated by federal, state or local government, or common law including, without limitation, any substance, material or waste which is defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "toxic waste" or "toxic substance" under any provision of Environmental

Law and including but not limited to petroleum and petroleum products, asbestos and asbestos containing materials, and polychlorinated biphenyls.

      3.28 ACCOUNTS RECEIVABLE. Subject to any reserves set forth in the consolidated balance sheet of FMI Holdco for the current fiscal year, FMI's accounts receivable are reflected in FMI Holdco's consolidated balance sheet and such accounts receivable arose in the ordinary course of business; were not, as of the date of such balance sheet, subject to any material discount, contingency, claim of offset or recoupment or counterclaim; and represented, as of the date of such balance sheet, bona fide claims against debtors for sales, leases, licenses and other charges thereto.

      3.29 LICENSES TO OPERATE. FMI has all material permits, licenses, orders or approvals of any federal, state, local or foreign governmental or regulatory body required in order to permit it to carry on its business as presently conducted. All such permits, licenses, orders and approvals are in full force and effect and to FMI's Knowledge no suspension or cancellation of any of them is threatened.

      3.30 NO THIRD PARTY OPTIONS. Except as set forth in SCHEDULE 3.30, there are no existing agreements, options, commitments or rights with, of or to any person to acquire any material assets or rights of FMI.

      3.31 NO DEFAULT. Except as set forth in SCHEDULE 3.31, the business of FMI has not been and is not being conducted in default or violation of any term, condition or provision of (i) its constitutional documents or similar organizational documents, (ii) any agreement or (iii) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to FMI Holdco and the Sellers or relating to any of the property owned, leased or used by it, or applicable to its business, excluding from the foregoing clauses (i), (ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect on FMI or materially impair the ability of FMI to consummate this Equity Purchase Agreement. As of the date of this Equity Purchase Agreement, no investigation or review by any governmental authority or other entity with respect to FMI is pending or, to FMI's Knowledge, threatened, nor has any governmental authority or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a Material Adverse Effect.

      3.32 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no judgment, injunction, order or decree binding upon FMI or to which FMI is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of FMI, any acquisition of property by FMI or the conduct of business by FMI as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on FMI.

      3.33 MARGIN STOCK. FMI is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      3.34 INVESTMENT COMPANY. FMI is not (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act of 1920, as amended.

      3.35 FOREIGN ASSET CONTROL REGULATIONS. FMI is not a "national" of any "designated foreign country", within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.

      3.36 TRANSACTIONS WITH AFFILIATES. Except as set forth in SCHEDULE 3.36, none of the officers, directors or employees of FMI is presently a party to any transaction with FMI (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to FMI's Knowledge, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

      3.37 INDEBTEDNESS AND OTHER CONTRACTS. Except for customer contracts and as disclosed in SCHEDULE 3.37, FMI does not have any outstanding Indebtedness (as defined below), (i) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect; (ii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of FMI's officers, has or is expected to have a Material Adverse Effect. Immediately after giving effect to the transactions contemplated hereby, FMI will not have any outstanding Indebtedness, other than set forth on SCHEDULE 3.37 under the headings Letters of Credit and Capitalized Leases. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations in respect of letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case in respect of any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (G) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person in respect of any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss in respect thereof; and (z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

      3.38 SUBSIDIARY RIGHTS. Except as set forth on SCHEDULE 3.38, FMI Holdco or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by FMI Holdco or such Subsidiary.

      3.39 INTERNAL ACCOUNTING CONTROLS. FMI maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken in respect of any difference.

      3.40 DISCLOSURE. All disclosure, oral or written, provided to Purchaser regarding FMI, its respective businesses and the transactions contemplated hereby, including the Schedules to this Equity Purchase Agreement, furnished by or on behalf of FMI is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by FMI or its subsidiaries during the twelve (12) months preceding the date of this Equity Purchase Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists in respect of FMI or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by FMI but which has not been so publicly announced or disclosed.

      3.41 U.S. REAL PROPERTY HOLDING CORPORATION. FMI is not, nor has it ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code, and FMI Holdco shall so certify upon Purchaser's request.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents and warrants to FMI Holdco and the Sellers that:

      4.1 CORPORATE ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized and validly existing under the laws of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Purchaser Material Adverse Effect (as defined below). Purchaser has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. "Purchaser Material Adverse Effect" means any adverse change in the properties, financial condition, business or results of operations of Purchaser which is material to PubCo or Purchaser; provided, however, that the following shall not be considered a "Material Adverse Effect": (i) changes, events, violations, inaccuracies, circumstances and effects that are caused by conditions affecting the United States economy as a whole or affecting the industry in which PubCo and Purchaser compete, which conditions do not affect PubCo and Purchaser in a disproportionate manner, or (ii) a change that results from the taking of any action required by this Equity Purchase Agreement or the agreements and actions contemplated herein.

      4.2 AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. Purchaser has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated. This Equity Purchase Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Purchaser. This Equity Purchase Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      4.3 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental authority, except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect or adversely affect the ability of Purchaser to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Purchaser or any of its assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or to any of its assets, except for violations which could not in the aggregate reasonably be expected to have a Purchaser Material Adverse Effect or adversely affect the ability of Purchaser to consummate the transactions contemplated hereby.

      4.4 GOVERNMENTAL APPROVALS AND FILING. No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Equity Purchase Agreement to which it is a party or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice would not reasonably be expected to adversely affect the ability of Purchaser to consummate the transactions contemplated by this Equity Purchase Agreement or to perform its obligations hereunder.

      4.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. The FMI Blocker Shares, the Indosuez CMII Units, the Indosuez Capital Units, the ACAS Units, the FMI Units and the FMI Group Units (collectively, the "Purchased Securities") will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Securities.

      4.6 INVESTMENT EXPERIENCE. Purchaser acknowledges that it is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D of the Act, as presently in effect.

      4.7 RESTRICTED SECURITIES. Purchaser understands that the Purchased Securities have not been registered under the Act, or under the laws of any jurisdiction, that the Purchased Securities must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration under the Act covering the sale of the Purchased Securities is available, and that the Purchased Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation, the Rule 144 condition that current information about the Company be made available to the public.

      4.8 ACKNOWLEDGMENTS. Purchaser is aware that: (i) investment in the Purchased Securities involves a high degree of risk, lack of liquidity and substantial restrictions on transferability of interest, and (ii) no federal or state agency has made any finding or determination as to the fairness for investment by the public, nor any recommendation or endorsement of the Purchased Securities.

      4.9 CAPITALIZATION. Immediately following the closings of the Reorganization, the Acquisitions and the Financings (each as defined in the PPM), the capitalization of Purchaser and PubCo will be as described in the PPM in all material respects (except that the capitalization set forth is prior to giving effect to the Reverse Stock Split).

                                    ARTICLE V
                       ADDITIONAL COVENANTS AND AGREEMENTS

      5.1 FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, FMI Holdco, the Sellers and Purchaser shall: (i) promptly make their respective filings and thereafter make any other required submissions; and (ii) use commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Equity Purchase Agreement as soon as practicable.

      5.2 REGISTRATION OF SHARES. Purchaser shall cause PubCo to file a registration statement with the SEC on Form S-1 or other appropriate form to register the resale of the Seller's Common Stock issued to the holders at Closing.

      5.3 NORMAL COURSE. From the date hereof through the Closing Date, FMI shall use its commercially reasonable efforts to (i) preserve intact in all material respect the operations, activities and practices of the Business; (ii) keep available the services of its present officers, employees, consultants and agents, except for employee turnover in the ordinary course of business; and
(iii) maintain its present business operations and preserve its goodwill.

      5.4 CONDUCT OF BUSINESS. From the date hereof until the Closing, FMI shall not, except as contemplated by this Equity Purchase Agreement, directly or indirectly, do any of the following without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

            (a) amend or otherwise modify its constitutional documents;

            (b) issue, sell, dispose of or encumber or authorize the issuance, sale, disposition or encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement with respect to, any of its equity interests or capital stock, as applicable or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding equity interests or shares of capital stock as applicable or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares or interests, stock dividends or otherwise, except for the cancellation of the FMI Holdco Special Bonus Plan and the FMI Holdco 2003 Unit Plan and all outstanding awards under such plans and the implementation of the FMI Holdco 2006 Special Bonus Plan;

            (c) encumber any material assets or properties of the FMI other than in the ordinary course of business;

            (d) declare, set aside, make or pay any dividend or other distribution to any equity holder other than as contemplated by this Equity Purchase Agreement;

            (e) redeem, purchase or otherwise acquire any equity interest or other securities of FMI other than as contemplated by this Equity Purchase Agreement;

            (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or officer of FMI, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents other than grants under the FMI Holdco 2006 Special Bonus Plan;

            (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any Company Benefit Plan for or with employees, or enter into any collective bargaining agreement other than the FMI Holdco 2006 Special Bonus Plan;

            (h) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice;

            (i) cancel, compromise, release or waive any material debt, claim or right;

            (j) make any loan or advance to any person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

            (k) make any material capital investment or expenditure or capital improvement, addition or betterment involving an aggregate expenditure of more than $200,000;

            (l) change its method of accounting or the accounting principles or practices utilized in the preparation of the financial statements, other than as required by GAAP;

            (m) institute or settle any proceeding before any governmental authority relating to it or its assets or properties;

            (n) adopt a plan of dissolution or liquidation with respect to FMI;

            (o) enter into any contract not in the ordinary course of business consistent with past practice;

            (p) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

            (q) take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material contract; or

            (r) enter into any commitment to do any of the foregoing, or any action which would make any of the representations or warranties of FMI contained in this Equity Purchase Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of FMI in this Agreement not to be complied with or satisfied in any material respect.

      5.5 SECURITIES LAW REQUIREMENTS.

      FMI shall promptly furnish to Purchaser all information concerning FMI Holdco as Purchaser may reasonably request in connection with the preparation of PubCo's current report on form 8K relating to the Merger and PubCo's registration statement on Form S-1 contemplated hereby (the "SEC Filings"). The information provided by PubCo for inclusion in the SEC Filings shall not, at the time of each of the SEC Filings is filed with the SEC and in the case of the registration statement at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

      5.6 CERTAIN FILINGS. FMI shall cooperate with Purchaser with respect to all filings with governmental authorities that are required to be made by FMI to carry out the transactions contemplated by this Equity Purchase Agreement. FMI shall assist Purchaser in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental authority which may be reasonably required or which Purchaser may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, if the transactions contemplated hereby are subject to the Hart-Scott-Rodino Act, the parties hereto shall promptly and in good faith file or cause to be filed the appropriate notifications with respect to the Merger and such transactions, respond to any requests for additional information and documents and provide the necessary information and make the necessary filings under such Act.

      5.7 NOTIFICATION OF CERTAIN MATTERS. FMI shall promptly notify Purchaser of (i) the occurrence or non-occurrence of any fact or event of which FMI has knowledge which would be reasonably likely (A) to cause any representation or warranty of FMI contained in this Equity Purchase Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (B) to cause any covenant, condition or agreement of FMI in this Equity Purchase Agreement not to be complied with or satisfied in any material respect and (ii) any failure of FMI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of FMI, or the right of Purchaser to rely thereon, or the conditions to the obligations of Purchaser, or the remedies available hereunder to Purchaser. FMI shall give prompt notice to Purchaser of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Equity Purchase Agreement. To the extent that FMI delivers a written notice to Purchaser at least three days prior to the Closing Date that discloses actions taken by FMI in the ordinary course of business after the date of this Equity Purchase Agreement that comply with Section 5.3 and 5.4 hereof and are not reasonably expected to have a Material Adverse Effect on FMI, such actions may not be the basis for termination of this Equity Purchase Agreement by Purchaser.

      5.8 NO SOLICITATION. From the date hereof until the earlier of (i) September 15, 2006, (ii) termination of this Agreement by Purchaser or (iii) the Closing, FMI shall not, and or shall not permit any, officer, director, shareholder, employee, investment banker or other agent of FMI to, directly or indirectly, (A) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by FMI), or take any other action intended or designed to facilitate the efforts of any person, other than Purchaser, relating to the possible acquisition of FMI (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any significant portion of its capital stock or assets (with any such efforts by any such person to make such an acquisition referred to as an "Alternative Acquisition"), (B) provide information with respect to FMI to any person, other than Purchaser, relating to a possible Alternative Acquisition by any person, other than Purchaser, (C) enter into an agreement with any person, other than Purchaser, providing for a possible Alternative Acquisition or (D) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any person, other than by Purchaser.

      5.9 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable written notice, FMI Holdco shall permit representatives of Purchaser to have reasonable access (at reasonable times and upon reasonable notice and in a manner so as not to interfere with the normal business operations of FMI Holdco) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel of or pertaining to FMI, all in accordance with the terms of the Confidentiality Agreement dated April 26, 2006 between Maritime Logistics Holding Inc. and FMI. No investigation or examination by Purchaser shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of FMI under this Agreement.

      5.10 COMMERCIALLY REASONABLE BEST EFFORTS; FURTHER ACTION.

            (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Equity Purchase Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Equity Purchase Agreement.

            (b) Notwithstanding any provision of this Equity Purchase Agreement to the contrary, Purchaser shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Purchaser, any of its subsidiaries or FMI in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

            (c) If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser with full right, title and possession to all assets, property, rights, privileges, powers and franchises of FMI, the officers and directors of FMI and its subsidiaries immediately prior to the Closing are fully authorized in the name of their respective entities or otherwise to take, and will take, all such lawful and necessary or desirable action.

                                   ARTICLE VI
                                   CONDITIONS

      6.1 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate the Equity Purchase Agreement is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Purchaser to the extent permitted by applicable law.

            (a) DELIVERIES. The Sellers have each delivered to Purchaser:

                  (i) STOCK CERTIFICATES. Stock certificates representing the FMI Blocker Shares duly endorsed in appropriate form for transfer and such instruments of transfer, stock powers, assignments and other instruments and documents as Brown Rudnick Berlack Israels LLP, attorneys for Purchaser, may reasonably require as necessary or desirable for transferring and assigning to Purchaser good and marketable title to the FMI Units, the FMI Group Units, the FMI Blocker Shares, the Indosuez CMII Units, the Indosuez Capital Units and the ACAS Units to be conveyed hereunder, free of all mortgages, liens, pledges, security interests, claims and encumbrances of any nature.

                  (ii) CORPORATE BOOKS OF FMI HOLDCO AND FMI BLOCKER. Original minute books (including certified copies of the constitutional documents and all amendments thereto), membership/share certificate books and ledgers, corporate seals and all other books of FMI Holdco and FMI Blocker.

                  (iii) RESIGNATIONS. Resignations of all directors and officers of each of FMI Holdco and FMI Blocker.

                  (iv) PAY-OFF LETTERS. The Pay-off Letters.

                  (v) OPTION HOLDER RELEASE AGREEMENTS. An Option Holder Release Agreement in the form of EXHIBIT K executed by each option holder set forth on SCHEDULE 6.1.

                  (vi) CERTIFICATES. (i) Copies, certified as true and complete by an officer of each of FMI and FMI Blocker, of the constitutional documents thereof; (ii) certificate of the Secretary of each of the Sellers certifying that it legally and beneficially owns all of the authorized, issued and outstanding capital stock of FMI Blocker or the FMI Holdco membership interests, as the case may be, of which it has an ownership interest; and (iii) good standing certificates of Purchaser and FMI Blocker.

                  (vii) TERMINATION OF PLANS. Evidence of the cancellation of the FMI Holdco Special Bonus Plan and the FMI Holdco 2003 Unit Plan and all outstanding awards under such plans.

                  (viii) MANAGEMENT AGREEMENT. Evidence of the termination of the Management Agreement by and between KRG Capital Management, L.P. and FMI Holdco, dated as of April 15, 2003 (the "Management Agreement").

                  (ix) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Purchaser at or prior to the Closing pursuant to this Equity Purchase Agreement and such other certificates of authority and documents as Purchaser may reasonably request.

            (b) ACCURACY OF REPRESENTATIONS. The representations and warranties of the Sellers and FMI set forth in this Equity Purchase Agreement shall be true and correct on and as of the Closing with the same force and effect as though the same had been made on and as of the Closing (except to the extent they relate to a particular date), except for such failures to be true and correct which in the aggregate could not reasonably be expected to result in a Material Adverse Effect, and the Sellers and FMI Holdco shall have performed in all material respects all of their material obligations under this Equity Purchase Agreement theretofore to be performed.

            (c) INJUNCTION. ETC. There shall not be (i) in effect any preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits, or imposes material and adverse conditions upon consummation of the transactions contemplated herein, (ii) in effect any pending or threatened suit, action or proceeding by any governmental or regulatory agency of competent jurisdiction or any third party seeking to prohibit or limit the ownership or operation by Purchaser, or to compel Purchaser to dispose of any assets, of FMI or FMI Blocker in each case, as a result of the transactions contemplated hereby, or (iii) any pending or threatened action by a government or regulatory agency of competent jurisdiction which could have any of the effects referred to in (i) above; provided, however, that prior to invoking this condition Purchaser shall use commercially reasonable efforts to have such injunction or order vacated.

            (d) GOVERNMENTAL FILINGS AND CONSENTS. Except as provided in
SCHEDULE 3.4, all governmental filings required to be made prior to the Closing by FMI and each of the Sellers with, and all governmental consents required to be obtained prior to the Closing by each of the Sellers or Purchaser from, governmental and regulatory authorities in connection with the execution and delivery of this Equity Purchase Agreement by each of FMI and the Sellers or Purchaser and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent which would not reasonably be expected to result in a Material Adverse Effect.

            (e) ABSENCE OF LITIGATION. No action, sale or proceeding before any court or any government authority, pertaining to the transactions contemplated by this Equity Purchase Agreement or to its consummation, shall have been instituted or to FMI's Knowledge threatened against FMI or FMI Blocker on or before Closing.

            (f) THIRD PARTY CONSENTS. All required authorizations, consents and approvals of any third party (other than a governmental authority), the failure to obtain of which could reasonably be expected to have a Material Adverse Effect, shall have been obtained.

            (g) THE MERGER AGREEMENT. The Merger Agreement shall have been executed by all parties thereto.

            (h) THE VOTING AGREEMENT. The Voting Agreement shall have been executed by all parties thereto.

            (i) PRIVATE PLACEMENTS. On the Closing date, PubCo shall have completed a private placement of (i) the Common Stock and Warrants raising gross proceeds of at least $25,000,000 and on terms acceptable to Purchaser; and (ii) the Convertible Notes raising gross proceeds of $60,000,000 and on terms acceptable to Purchaser (together, the "Private Placements").

            (j) CREDIT FACILITY. On the Closing date, Purchaser and the Lenders shall have executed the Credit Agreement with a term loan of at least $60,000,000 and permitting revolving credit borrowings of up to $10,000,000

            (k) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been executed by all parties thereto.

            (l) MANAGEMENT RESTRICTED STOCK AGREEMENT. The Management Restricted Stock Agreement shall have been executed by all parties and the employment agreements with Key Employees (as defined in the Merger Agreement), and the ISO/non-qualified stock option plans shall have been adopted by PubCo on terms satisfactory to Purchaser.

      6.2 CONDITIONS TO THE OBLIGATIONS OF SELLERS. The obligation of Sellers to consummate the Equity Purchase Agreement is subject to the fulfillment at or prior to the Closing of the following conditions, any or all of which may be waived in whole or in part by Sellers to the extent permitted by applicable law.

            (a) DELIVERY OF PURCHASE PRICE. Purchaser has delivered to the Representative on behalf of each of the Sellers the Total Purchase Price as provided in Article I, Sections A.1.4, B.1.4, C.1.4, D.1.4, E.1.4, and F.1.4 hereof, including stock certificate(s) (or as effected with the stock transfer agent) representing the Common Stock portion of the Total Purchase Price.

            (b) OTHER DOCUMENTS. FMI shall be reasonably satisfied with the terms of the following, all of which shall have been executed and delivered in accordance with their terms: agreements related to the Merger; the Convertible Notes Purchase Agreement; the Convertible Notes; the Note Warrants; the Registration Rights Agreement; the Restricted Stock Agreement; the Senior Notes Purchase Agreement; the Senior Notes; the PIPE Purchase Agreement; the PIPE Warrants and the Voting Agreement.

            (c) ACCURACY OF REPRESENTATIONS. The representations and warranties of Purchaser set forth in this Equity Purchase Agreement shall be true and correct on and as of the Closing with the same force and effect as though the same had been made on and as of the Closing (except to the extent they relate to a particular date), except for such failures to be true and correct which in the aggregate could not reasonably be expected to result in a Material Adverse Effect (for purposes of this sentence only, substituting the word "Purchaser" for "FMI" in the definition of Material Adverse Effect), and Purchaser shall have performed in all material respects all of its obligations under this Equity Purchase Agreement theretofore to be performed.

            (d) INJUNCTION. There shall be (i) in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits, or imposes material and adverse conditions upon consummation of the transactions contemplated herein, or (ii) any pending or to Purchaser's Knowledge threatened action by a governmental or regulatory agency of competent jurisdiction which could have any of the effects referred to in (i) above; provided, however, that prior to invoking this condition Purchaser shall use commercially reasonable efforts to have such injunction or order vacated.

            (e) GOVERNMENTAL FILINGS AND CONSENTS. Except as provided in
SCHEDULE 3.4, governmental filings required to be made prior to the Closing by Purchaser with, and all governmental consents required to be obtained prior to the Closing by the Sellers or Purchaser from, governmental and regulatory authorities in connection with the execution and delivery of this Equity Purchase Agreement by Purchaser or the Sellers and the consummation of the transactions contemplated hereby shall have been made or obtained, except where the failure to make such filing or obtain such consent which would not reasonably be expected to result in a Material Adverse Effect.

            (f) ABSENCE OF LITIGATION. No action, sale or proceeding before any court or any government authority, pertaining to the transactions contemplated by this Equity Purchase Agreement or to its consummation, shall have been instituted or to Purchaser's Knowledge threatened against FMI or FMI Blocker on or before Closing.

            (g) THIRD PARTY CONSENTS. All required authorizations; consents and approvals of any third party (other than a governmental authority), the failure to obtain of which could reasonably be expected to have a Material Adverse Effect, shall have been obtained.

            (h) LETTERS OF CREDIT. Purchaser shall have delivered satisfactory evidence of the replacement or cash collateralization of each of the letters of credit set forth on SCHEDULE 3.34.

            (i) ACCOUNTING EXPENSE. Purchaser shall have delivered to the Representative on behalf of the Sellers the accounting expenses referred to in
Section 1.4.

            (j) BONUS PAYMENTS. The Bonus Payments shall have been made.

                                   ARTICLE VII
                                   TERMINATION

      7.1 TERMINATION. This Equity Purchase Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing, whether before or after approval by the Sellers:

            (a) by mutual written consent of FMI and Purchaser.

            (b) by either FMI or Purchaser, if the Closing shall not have been consummated on or before October 27, 2006 (unless, in the case of any such termination pursuant to this Section 7.1(b), the failure of the Closing to occur shall have been caused by the action or failure to act of the party seeking to terminate this Equity Purchase Agreement, which action or failure to act constitutes a breach of such party's obligations under this Equity Purchase Agreement).

            (c) by either FMI or Purchaser, if any permanent injunction, order, decree or ruling by any governmental entity of competent jurisdiction preventing the consummation of the Closing shall have become final and nonappealable; provided, however, that the party seeking to terminate this Equity Purchase Agreement pursuant to this Section 7.1(c) shall have used its reasonable best efforts to remove such injunction or overturn such action.

            (d) by Purchaser, if there has been a material breach by FMI or the Sellers of any of its representation or warranties, or covenants or agreements set forth in this Equity Purchase Agreement, which breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given by Purchaser to FMI.

            (e) by FMI, if there has been a material breach by Purchaser of any of its representations or warranties, covenants or agreements set forth in this Equity Purchase Agreement, which breach is not curable or, if curable, is not cured within 45 days after written notice of such breach is given by FMI to Purchaser.

      7.2 EFFECT OF TERMINATION. In the event of termination of this Equity Purchase Agreement pursuant to this Article VII, the transactions contemplated hereby shall be deemed abandoned and this Equity Purchase Agreement shall forthwith become void, except that the Confidentiality Agreement dated June 21, 2006 between FMI Holdco and Purchaser (the "Confidentiality Agreement") shall survive any termination of this Equity Purchase Agreement; provided, however, that nothing in this Equity Purchase Agreement shall relieve any party from liability for any material breach of this Equity Purchase Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 PAYMENT OF EXPENSES. Except as provided in Article I, Section G.1.4, Purchaser on the one hand and Sellers on the other hand will each pay their own expenses, including legal fees (together, "Expenses"), in connection with the negotiation, execution and performance of this Equity Purchase Agreement. Each Seller's reasonable Expenses shall be reimbursed by Representative from the Total Purchase Price.

      8.2 NON-SURVIVAL OF WARRANTIES. The representations and warranties of the parties contained in this Equity Purchase Agreement shall not survive the Closing.

      8.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly delivered if addressed as set forth below (or to such other address as a party notifies the other parties hereto) upon receipt if delivered in person, the business day sent (or next business day if not sent on a business day) if sent by facsimile with receipt confirmation, or one business day after delivery to a reputable overnight courier for next business day delivery:

                   If to FMI or Sellers to:

                   FMI Holdco, Inc.
                   c/o KRG Capital Partners
                   The Park Central Building
                   1515 Arapahoe Street, Suite 1500
                   Denver, CO 80202
                   Facsimile: 303-390-3015
                   Attention: Charles Gwirtsman

                   With a copy (which shall not constitute notice) to:

                   Brownstein Hyatt & Farber, P.C.
                   410 17th Street
                   Denver, CO 80202
                   Facsimile: 303-223-1111
                   Attention: Jeff Knetsch

                   If to Purchaser, to:

                   Maritime Logistics (Holdings) Inc.
                   547 Boulevard
                   Kenilworth, New Jersey
                   Facsimile:
                   Attention: Robert A. Agresti

                   With a copy (which shall not constitute notice) to:

                   Brown Rudnick Berlack Israels LLP
                   7 Time Square
                   New York, New York 10036
                   Facsimile:
                   Attention: Raymer McQuiston

      8.4 BENEFIT. The terms and conditions of this Equity Purchase Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto, but otherwise shall not be construed as creating rights enforceable by any person not a party to this Equity Purchase Agreement.

      8.5 NON-WAIVER. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Equity Purchase Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

      8.6 ENTIRE AGREEMENT. This Equity Purchase Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings.

      8.7 BINDING EFFECT. This Equity Purchase Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Equity Purchase Agreement.

      8.8 AMENDMENT. Any waiver, amendment, modification or supplement of or to any term or condition of this Equity Purchase Agreement shall be effective only if in writing and signed by all parties hereto.

      8.9 APPLICABLE LAW. This Equity Purchase Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, United States of America without regard to principles of conflicts of laws.

      8.10 SEVERABILITY. If any provision of this Equity Purchase Agreement is invalid, illegal or unenforceable, the balance of this Equity Purchase Agreement shall remain in effect, and if any provision is inapplicable to any party or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      8.11 COUNTERPARTS. This Equity Purchase Agreement may be executed in a number of counterparts and shall become effective when executed by all of the parties hereto, notwithstanding the fact that all of them may not have executed the same counterpart.

      8.12 FINDERS. The parties hereto represent that no finder's fee has been paid or is payable by either party except for the payments set forth in SCHEDULE
3.19. Each party is
responsible to pay its broker's or finder's fee. The Purchaser assumes no obligation to pay fees or expenses of BB&T Capital Markets.

      8.13 ANNOUNCEMENTS. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Equity Purchase Agreement.

      8.14 REPRESENTATIVE. KRG Capital Management L.P. is hereby appointed as the representative of Sellers under this Agreement (the "Representative"), and shall act as exclusive agent and attorney-in-fact to act on behalf of Sellers with respect to payment to each Seller of its portion of the Total Purchase Price and all other matters under this Agreement. In the event of resignation the Representative, a successor may be appointed by a majority of Sellers (based on their pro rata share of the Total Purchase Price). The Representative shall have the power to take any and all actions which the Representative believes are necessary or appropriate or in the best interests of Sellers, as fully as if each such Seller was acting on its, his or her own behalf, under this Agreement, and the Representative may take any action or no action in connection therewith as the Representative may deem appropriate as effectively as any Seller could act itself, including the settlement or compromise of any dispute or controversy with respect thereto. The authority granted hereunder is deemed to be coupled with an interest. Purchaser shall have the right to rely on any actions taken or omitted to be taken by the Representative in accordance with the foregoing as being the act or omission of any Seller, without the need for any inquiry, and any such actions or omissions shall be binding upon each Seller; provided that in no event may the Representative cause the scope of any Seller's obligations to exceed that as set forth in this Agreement or to reduce the Purchase Price other than as contemplated herein. The Representative shall incur no liability, or expense as a result of any action taken in good faith hereunder, including any legal fees and expenses.

      IN WITNESS WHEREOF, the parties have executed this Equity Purchase Agreement as of the day and year first above written.

MARITIME LOGISTICS US HOLDINGS                FMI HOLDCO I, LLC
INC.

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title:__________________________              Title: ___________________________


FMI INC.                                      FMI BLOCKER, INC.

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title:__________________________              Title: ___________________________


FMI GROUP, LLC                                INDOSUEZ CMII, INC.

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title:__________________________              Title: ___________________________


INDOSUEZ CAPITAL PARTNERS. 2003,              ACAS EQUITY HOLDING CORP.
L.L.C.

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title:__________________________              Title: ___________________________

                  Signature Pages to Equity Purchase Agreement

KRG CAPITAL FUND II, L.P.                     KRG CAPITAL FUND (PA), L.P.

By: KRG Capital Management, LP,               By: KRG Capital Management, LP,
    its General Partner                           its General Partner

    By: KRG Capital, LLC,                         By: KRG Capital, LLC,
        its General Partner                           its General Partner

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title: Managing Director                      Title: Managing Director


KRG CAPITAL FUND (FF), L.P.                   KRG CO-INVESTMENT, LLC

By: KRG Capital Management, LP,
    its General Partner

    By: KRG Capital, LLC,
        its General Partner

By:_____________________________              By: ______________________________
Name:___________________________              Name: ____________________________
Title: Managing Director                      Title: Managing Member

                  Signature Pages to Equity Purchase Agreement

                                  SCHEDULE 2.1

                                FMI Blocker, Inc.

      FMI Blocker, Inc. hereby represents and warrants to Purchaser that:

      1. CORPORATE ORGANIZATION AND QUALIFICATION. FMI Blocker, Inc. ("FMI Blocker") is a corporation duly organized, validly existing and in good standing under the laws of Colorado and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of the Equity Purchase Agreement). FMI Blocker has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted. FMI Blocker does not have any subsidiaries or any other interest, direct or indirect, through stock ownership or otherwise, in any corporations or business enterprise other than FMI Holdco I, LLC.

      2. CAPITALIZATION. The authorized capital stock of FMI Blocker consists of 40,000,000 shares of common stock, $0.01 par value per share, of which 23,031,970.35 are issued and outstanding. All of the outstanding shares of capital stock of FMI Blocker have been duly authorized and validly issued, are fully paid and nonassessable and owned by the persons set forth on SCHEDULE 2.1-2. FMI Blocker does not have any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein, or to pay any dividend or make any other distribution in respect thereof. There are no existing options, warrants, stock appreciation rights or other rights of any kind to purchase shares of any of FMI Blocker's capital stock.

      3. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. FMI Blocker has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of FMI Blocker and no other corporate proceedings on the part of FMI Blocker is necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby (other than the approval of the FMI Blocker Sale by the stockholders of FMI Blocker in accordance with the
CBCA). This Equity Purchase Agreement has been duly and validly executed and delivered by FMI Blocker and constitutes the valid and binding Equity Purchase Agreement of FMI Blocker, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      4. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by FMI Blocker of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where


                                 Schedule 2.1-1
the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Blocker to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under, any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which FMI Blocker or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FMI Blocker or its assets, except for violations which could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Blocker to consummate the transactions contemplated hereby.

      5. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to the knowledge of Charles Gwirtsman or Christopher Bock (the President and Vice President/Treasurer, respectively, of FMI Blocker) ("FMI Blocker's Knowledge"), threatened against FMI Blocker that question the validity of this Equity Purchase Agreement or any action to be taken by FMI Blocker in connection with the consummation of the transactions contemplated hereby.

      6. FINANCIAL STATEMENTS. SCHEDULE 2.1-6 of this SCHEDULE 2.1 sets forth the unaudited consolidated balance sheet at December 31, 2005 and unaudited consolidated balance sheet at June 30, 2006 (the "Base Balance Sheet"), respectively, the related statement of operations and retained earnings, statement of stockholder's equity, statement of cash flows and statement of comprehensive income for the two years and the six months (unaudited) then ended, respectively, each prepared in accordance with U.S. GAAP, together with related notes. The books and records of FMI Blocker have been maintained in accordance with applicable legal and accounting requirements and good business practices, reflect only valid transaction, are complete and correct in all material respects and accurately reflect, in all material respects, the basis for the financial position, results of operations and operating cash flow of FMI Blocker set forth in such financial statements.

      7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Other than the transactions contemplated under the Equity Purchase Agreement, since December 31, 2005 the business of FMI Blocker has been carried on only in the ordinary and usual course and there has not been any material adverse change in its business, properties, operations or financial condition and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

      8. EMPLOYMENT AGREEMENTS. FMI Blocker is not a party to any employment, consulting, non-competition, severance, golden parachute, indemnification agreement or any other agreement providing for payments or benefits or the acceleration of payments or benefits upon the consummation of the transactions contemplated hereby (including, without limitation, any contract to which FMI Blocker is a party involving employees of FMI).


                                 Schedule 2.1-2

      9. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, neither the stockholders of FMI Blocker nor FMI Blocker has employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.

      10. TAXES. FMI Blocker has (x) filed all returns, declarations, reports, information returns and statements of whatsoever kind ("Tax Returns") in respect of all federal, state, county, local, foreign and other Taxes (as defined below) that it is required to file, and all such Tax Returns are true, complete and accurate in all material respects and (y) paid or provided for the payment of all Taxes due with respect to such Tax Returns and all Taxes, if any, required to be paid for which no return is required. Copies of all federal income Tax Returns filed by FMI Blocker have been made available to Purchaser for review. The most recent financial statements of FMI Blocker reflect an adequate reserve for all Taxes payable by FMI Blocker for all taxable periods and portions thereof through the date of such financial statements. There are no material liens for Taxes with respect to any of the assets or properties of FMI Blocker. FMI Blocker has not been audited by the Internal Revenue Service or any state, local or foreign taxing jurisdiction and no agreements or consents extending the period during which any Taxes may be assessed or collected are now in force. No material adjustments have been proposed by the Internal Revenue Service or by, or with, any other taxing authority with respect to any open tax years or tax returns. All material adjustments have been fully paid. Neither FMI Blocker nor any predecessor of FMI Blocker has at any time filed a consent under Section 341
(f) (1) of the Code, or agreed under Section 341 (f) (3) of the Code to have the provisions of Section 341 (f) (2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341 (f) (4) of the Code) owned by FMI Blocker or such predecessor. Neither FMI Blocker nor any of its wholly-owned subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FMI Blocker or (B) has any liability for the Taxes of any entity (other than FMI Blocker or any of its subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither FMI Blocker nor any of its wholly-owned subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date. Neither FMI Blocker or any of its wholly-owned subsidiaries has distributed stock of another entity, or has had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. Neither FMI Blocker nor any of its wholly-owned subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or foreign Tax law).


                                 Schedule 2.1-3

      11. EMPLOYEE BENEFITS. FMI Blocker is not a party nor obligated for any Company Benefit Plans (as defined below) for the employees, directors and officers of FMI Blocker. For the purposes of this Section 2.1: (i) the term "Company Benefit Plan" shall include all employee benefit plans (as defined in Section 3(3) of ERISA) and all other employee benefit arrangements or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, scholarship programs, stock option or restricted stock plans maintained by FMI Blocker or any ERISA Affiliate of FMI Blocker (whether formal or informal, whether for the benefit of a single individual or for more than one individual and whether for the benefit of current or former employees or their beneficiaries) on behalf of FMI Blocker or any of the employees of FMI Blocker or to which or under which or pursuant to which FMI Blocker or any ERISA Affiliate of FMI Blocker has contributed or is obligated to make contributions on behalf of FMI Blocker or any present or former employees or directors of or consultants to FMI Blocker or pursuant to which FMI Blocker or any ERISA Affiliate may incur any liability; (ii) the term "ERISA" shall refer to the Employee Retirement Income Security Act of 1974, as amended; and (iii) the term "ERISA Affiliate" shall refer to any trade or business (whether or not incorporated) under common control or treated as a single employer with FMI Blocker within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

      12. UNLAWFUL PAYMENTS AND CONTRIBUTIONS. To FMI Blocker's Knowledge, neither FMI Blocker nor any of its directors, officers, employees or agents has, with respect to the business of FMI Blocker (i) used any funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person or Entity.

      13. NO THIRD PARTY OPTIONS. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any material assets or rights of FMI Blocker.

      14. NO DEFAULT. The business of FMI Blocker has not been and is not being conducted in default or violation of any term, condition or provision of (i) its constitutional documents or similar organizational documents, (ii) any agreement or (iii) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to FMI or relating to any of the property owned, leased or used by it, or applicable to its business, excluding from the foregoing clauses (i),
(ii) and (iii), defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of FMI to consummate this Equity Purchase Agreement. As of the date of this Equity Purchase Agreement, no investigation or review by any governmental authority or other entity with respect to FMI is pending or, to FMI Blocker's Knowledge, threatened, nor has any governmental authority or other entity indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, in the future will not, individually or in the aggregate, have a Material Adverse Effect on FMI.

      15. RESTRICTIONS ON BUSINESS ACTIVITIES. There is no judgment, injunction, order or decree binding upon FMI Blocker or to which FMI Blocker is a party which has or could


                                 Schedule 2.1-4
reasonably be expected to have the effect of prohibiting or materially impairing any business practice of FMI Blocker, any acquisition of property by FMI Blocker or the conduct of business by FMI Blocker as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on FMI Blocker.

      16. MARGIN STOCK. FMI Blocker is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

      17. INVESTMENT COMPANY. FMI Blocker is not (i) an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company of 1935, as amended, or (iii) a "public utility" within the meaning of the Federal Power Act of 1920, as amended.

      18. FOREIGN ASSET CONTROL REGULATIONS. FMI Blocker is not a "national" of any "designated foreign country", within the meaning of the Foreign Asset Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or any regulations or rulings issued thereunder.


                                 Schedule 2.1-5

                                  SCHEDULE 2.2

                               INDOSUEZ CMII, INC.

      Indosuez CMII, Inc. hereby represents and warrants to Purchaser that:

      1. CORPORATE ORGANIZATION AND QUALIFICATION. Indosuez CMII Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of the Equity Purchase Agreement). Indosuez CMII Inc. has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. Indosuez CMII, Inc. has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Indosuez CMII, Inc. and no other corporate proceedings on the part of Indosuez CMII, Inc. is necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby. This Equity Purchase Agreement has been duly and validly executed and delivered by Indosuez CMII, Inc. and constitutes the valid and binding agreement of Indosuez CMII, Inc., enforceable against Indosuez CMII, Inc. in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by Indosuez CMII, Inc. of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of Indosuez CMII, Inc. to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Indosuez CMII, Inc. or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Indosuez CMII, Inc. or its assets, except for violations which could not in the aggregate reasonably be expected to have a Material


                                 Schedule 2.2-1

Adverse Effect or adversely affect the ability of Indosuez CMII, Inc. to consummate the transactions contemplated hereby.

      4. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to its knowledge, threatened against Indosuez CMII that question the validity of this Equity Purchase Agreement or any action to be taken by Indosuez CMII, Inc. in connection with the consummation of the transactions contemplated hereby.

      5. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, Indosuez CMII has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.


                                 Schedule 2.2-2

                                  SCHEDULE 2.3

                     INDOSUEZ CAPITAL PARTNERS 2003, L.L.C.

      Indosuez Capital Partners, L.L.C. hereby represents and warrants to Purchaser that:

      1. CORPORATE ORGANIZATION AND QUALIFICATION. Indosuez Capital Partners, L.L.C. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of the Equity Purchase Agreement). Indosuez Capital Partners, L.L.C. has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. Indosuez Capital Partners, L.L.C. has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of Indosuez Capital Partners, L.L.C. and no other corporate proceedings on the part of Indosuez Capital Partners, L.L.C. is necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby. This Equity Purchase Agreement has been duly and validly executed and delivered by Indosuez Capital Partners, L.L.C. and constitutes the valid and binding agreement of Indosuez Capital Partners, L.L.C., enforceable against Indosuez Capital Partners, L.L.C. in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by Indosuez Capital Partners, L.L.C. of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation of Indosuez Capital Partners, L.L.C.; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of Indosuez Capital Partners, L.L.C. to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which Indosuez Capital Partners, L.L.C. or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction,


                                 Schedule 2.3-1
decree, statute, rule or regulation applicable to Indosuez Capital Partners, L.L.C. or its assets, except for violations which could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of Indosuez Capital Partners, L.L.C. to consummate the transactions contemplated hereby.

      4. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to its knowledge, threatened against Indosuez Capital Partners, L.L.C. that question the validity of this Equity Purchase Agreement or any action to be taken by Indosuez Capital Partners, L.L.C. in connection with the consummation of the transactions contemplated hereby.

      5. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, Indosuez Capital Partners, L.L.C. has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.


                                 Schedule 2.3-2

                                  SCHEDULE 2.4

                           ACAS EQUITY HOLDINGS CORP.

      ACAS Equity Holdings Corp. ("ACAS") hereby represents and warrants to Purchaser that:

      1. CORPORATE ORGANIZATION AND QUALIFICATION. ACAS is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of the Equity Purchase Agreement). Indosuez ACAS has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. ACAS has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of ACAS are necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby except for proceedings that have already occurred. This Equity Purchase Agreement has been duly and validly executed and delivered by ACAS and constitutes the valid and binding agreement of ACAS, enforceable against Indosuez ACAS in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by ACAS of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of ACAS to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which ACAS or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ACAS or its assets, except for violations which could not in the aggregate reasonably be


                                 Schedule 2.4-1
expected to have a Material Adverse Effect or adversely affect the ability of ACAS to consummate the transactions contemplated hereby.

      4. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to its knowledge, threatened against ACAS that question the validity of this Equity Purchase Agreement or any action to be taken by ACAS in connection with the consummation of the transactions contemplated hereby.

      5. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, ACAS has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.


                                 Schedule 2.4-2

                                  SCHEDULE 2.5

                                    FMI INC.

      FMI Inc. hereby represents and warrants to Purchaser that:

      1. CORPORATE ORGANIZATION AND QUALIFICATION. FMI Inc. is a corporation duly organized, validly existing and in good standing under the laws of and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of the Equity Purchase Agreement). FMI has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. FMI Inc. has the requisite corporate power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Board of Directors of FMI Inc. and no other corporate proceedings on the part of FMI Inc. is necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby. This Equity Purchase Agreement has been duly and validly executed and delivered by FMI Inc. and constitutes the valid and binding agreement of FMI Inc., enforceable against FMI Inc. in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by FMI Inc. of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation of FMI Inc.; (ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Inc. to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which FMI Inc. or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FMI Inc. or its assets, except for violations which could not in the aggregate


                                 Schedule 2.5-1
reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Inc. to consummate the transactions contemplated hereby.

      4. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to FMI's Knowledge, threatened against FMI Inc. that question the validity of this Equity Purchase Agreement or any action to be taken by FMI Inc. in connection with the consummation of the transactions contemplated hereby.

      5. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, FMI Inc. has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.


                                 Schedule 2.5-2

                                  SCHEDULE 2.6

                                    FMI GROUP

      FMI Group LLC hereby represents and warrants to Purchaser that:

      1. LIMITED LIABILITY COMPANY ORGANIZATION AND QUALIFICATION. FMI Group LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted by it, require such qualification, except where failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 3.1 of this Equity Purchase Agreement). FMI Group LLC has all requisite power and authority (corporate or otherwise) to own, lease and operate its properties and to carry on its business as it is now being conducted.

      2. AUTHORITY RELATIVE TO THIS EQUITY PURCHASE AGREEMENT. FMI Group LLC has the requisite limited liability company power and authority to approve, authorize, execute and deliver this Equity Purchase Agreement and to consummate the transactions contemplated hereby. This Equity Purchase Agreement and the consummation of the transaction contemplated hereby have been duly and validly authorized by the Managers of FMI Group LLC and no other limited liability company proceedings on the part of FMI Group LLC is necessary to authorize this Equity Purchase Agreement or to consummate the transactions contemplated hereby. This Equity Purchase Agreement has been duly and validly executed and delivered by FMI Group LLC and constitutes the valid and binding agreement of FMI Group LLC , enforceable against FMI Group LLC in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

      3. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Equity Purchase Agreement nor the consummation by FMI Group LLC of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of its constitutional documentation of FMI Group LLC;
(ii) require any consent, approval, authorization or permit of, or registration, declaration or filing with or notification to, any governmental entity ("Governmental Entity"), except such consents, approvals, authorizations, permits, filings or notifications where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, could not in the aggregate reasonably be expected to have a Material Adverse Effect or adversely affect the ability of FMI Group LLC to consummate the transactions contemplated hereby; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or encumbrance) under any of the terms, conditions or provisions of any material note, license, agreement or other instrument or obligation to which FMI Group LLC or any of its assets may be bound, which would in the aggregate reasonably be expected to have a Material Adverse Effect, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to FMI Group LLC or its assets, except for violations which could not in the aggregate reasonably be expected


                                 Schedule 2.6-1
to have a Material Adverse Effect or adversely affect the ability of FMI Group LLC to consummate the transactions contemplated hereby.

      4. LITIGATION. There are no civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, demand letters or proceedings pending or, to FMI's Knowledge, threatened against FMI Group LLC that question the validity of this Equity Purchase Agreement or any action to be taken by FMI Group LLC in connection with the consummation of the transactions contemplated hereby.

      5. BROKERS AND FINDERS. Except as set forth in SCHEDULE 3.9 of this Equity Purchase Agreement, FMI Group LLC has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Equity Purchase Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Equity Purchase Agreement or the transactions contemplated hereby.


                                 Schedule 2.6-2